[To be provided to members who call and request the form.]



                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                              WYNSTONE FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 1, 1999

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT NEW YORK TIME,
                ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS
                                    EXTENDED.
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          Complete This Notice of Withdrawal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 249
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:
                              Phone: (888) 520-3280
                                 (888) 697-9661
                               Fax: (302) 791-2387
                                 (302) 791-3225


Ladies and Gentlemen:

     Please  withdraw the tender  previously  submitted by the  undersigned in a
Letter of Transmittal dated               .
                           ---------------

Such tender was in the amount of:

          |_|  Entire limited liability company interest.

          |_| Portion of limited liability company interest expressed as a specific dollar value.

                                        $
                                         ---------

          |_| Portion of limited liability company interest in excess of the Required Minimum Balance.

SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS
------------------------
AND JOINT TENANTS:                          FOR OTHER INVESTORS:
------------------------                    --------------------


------------------------------------        -----------------------------------
Signature                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        -----------------------------------
Print Name of Investor                      Signature
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        -----------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        -----------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)


                                            -----------------------------------
                                            Print Name and Title of Co-signatory

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Date:
      ----------------


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